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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                November 5, 2002
              ----------------------------------------------------
                Date of report (Date of earliest event reported)


                            Skyworks Solutions, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



           Delaware                        1-5560                04-2302115
-------------------------------     ---------------------    -------------------
(State or other Jurisdiction of     (Commission File No.)      (IRS Employer
        Incorporation)                                       Identification No.)



        20 Sylvan Road, Woburn, Massachusetts                     01801
       ----------------------------------------                ----------
       (Address of Principal Executive Offices)                (Zip Code)



                                 (781) 935-5150
   ---------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



          -------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

     On November 5, 2002, Skyworks Solutions, Inc. (the "Company") issued a press release announcing that it intends to issue in a private placement $160 million aggregate principal amount of its convertible subordinated notes due 2007 (the "Offering").

     On November 6, 2002, the Company issued a press release announcing that it has priced the previously announced Offering, and that the size of the Offering had increased from $160 million to $200 million.

     The Company's press releases announcing the Offering and subsequent pricing thereof are filed herewith as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED -- Not Applicable.

      (b)  PRO FORMA FINANCIAL INFORMATION -- Not Applicable.

      (c)  EXHIBITS.


EXHIBIT NO.         DESCRIPTION
-----------         -----------

   99.1             Press release of the Company dated as of November 5, 2002.
   99.2             Press release of the Company dated as of November 6, 2002.


            [The remainder of this page is intentionally left blank.]


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SKYWORKS SOLUTIONS, INC.


Date:  November 6, 2002          By: /s/ Paul E. Vincent
                                     ------------------------------------------
                                     Paul E. Vincent
                                     Vice President and Chief Financial Officer



                                       3

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                                  EXHIBIT INDEX




EXHIBIT NO.         DESCRIPTION
-----------         -----------

   99.1             Press release of the Company dated as of November 5, 2002.

   99.2             Press release of the Company dated as of November 6, 2002.



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